                                                                      EXHIBIT 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on
Form S-8 (Registration Nos. 333-131870), pertaining to the Amended 2003 Master
Stock Option Plan of VocalTec Communications Ltd., of our report dated June 4,
2009 with respect to the consolidated financial statements of VocalTec
Communications Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2008.

Tel-Aviv, Israel                               KOST, FORER, GABBAY and KASIERER
June 4, 2009                                   A member of Ernst & Young Global